                                                                    Exhibit 99.3


                                  July 13, 2001

John D. Idol
225 Elderfields Road
Manhasset, New York  11030

Dear John:

         This letter will confirm certain modifications to the letter agreement between you and Donna Karan International Inc. (the "Company") dated May 16, 2001, regarding the anticipated resignation of your employment (the "Resignation Letter"). Capitalized terms used but not defined in this letter shall have the meaning given to them in the Resignation Letter.

         The parties hereto hereby agree that the Resignation Letter is amended to provide for your resignation of employment as Chief Executive Officer and Director of the Donna Karan Company and the Company and from all other positions with the Company and its affiliates, effective as of July 13, 2001, except as otherwise provided herein. The defined term "Termination Date" as used in the Resignation Letter shall be deleted and the defined term "Resignation Date" shall be substituted in its place and stead. The defined term "Resignation Date" shall be deemed to refer to July 13, 2001.

         The parties hereto further agree to delete the second paragraph of the Resignation Letter in its entirety and replace it with the following:

                  "Your resignation as Chief Executive Officer and Director of the Company effective as of July 13, 2001 and your subsequent resignation as an employee as provided herein will be treated as having been made for "Good Reason" pursuant to Section 11(b) of the Agreement effective on the earlier to occur of (A) November 15, 2001 and (B) the date on which the merger (the "Merger") provided for under the Merger Agreement is consummated (the "Merger Closing Date"), and you will receive the benefits provided under Sections 3(i) and 11(b) of the Agreement in accordance with the terms thereof (except as otherwise amended in this letter), in lieu of any other payments or benefits under the Agreement, which benefits shall consist of the following and shall be payable as follows. On the earlier to occur of (a) November 15, 2001 and (b) the Merger Closing Date, (i) the Company shall pay to you $6,251,712 (consisting of (A) $5,100,000, which represents the sum of three times your current base salary plus three times your total bonus compensation for fiscal 2000, (B) a transaction bonus of $750,000 and (C) $401,712, which represents the Performance Bonus (as defined in the Agreement) that otherwise would have been paid to you for 2001, pro-rated to reflect the number of days worked for the Company on a full-time basis prior to the Resignation Date), less all amounts required to be withheld by the Company for federal, state and local taxes in connection with such $6,251,712 payment and in connection with the 548,503 shares of restricted common stock as hereafter provided, if applicable, and (ii) all 548,503 unvested shares of restricted common stock held by you as of the Resignation Date shall vest in full. In the event of any termination of your employment prior to the payment of the foregoing amounts, you (or in the event of your death, your estate) shall receive such payments at the date specified, except that you shall not be entitled to the vesting of the shares of restricted common stock provided in subsection (ii) above in the event you voluntarily terminate your employment or you are terminated for "cause" prior to the earlier of November 15, 2001 and the Merger Closing Date. The definition of "Cause" in the Agreement shall apply mutatis mutandis to this letter agreement. In addition, you shall be entitled to receive (x) continued health, long-term disability and life insurance at the level in effect on the Resignation Date for 36 months from the Resignation Date (or the economic equivalent of such coverage in cash), provided that if you commence other full-time employment that offers substantially similar or improved health, long-term disability and life insurance, this continued coverage will cease, (y) outplacement services, up to $50,000, for a period of one year commencing on the Resignation Date, but in no event beyond the date on which you commence other full-time employment, and (z) any salary and expenses that are accrued but unpaid as of the Resignation Date. The Company's obligation to provide the foregoing benefits and make the foregoing payments shall be unconditional and not dependent to any extent on the successful consummation of the Merger before November 15, 2001."

         In addition, the parties hereto agree that the third paragraph of the Resignation Letter shall be amended by adding a new sentence after the first sentence thereof, as follows:

                  "Notwithstanding the foregoing and the provisions of Section 6(a) of the Agreement, you may employ, at any time following the Resignation Date, your current personal assistant."

         As you are aware, by letter agreement of even date herewith between LVMH, Gabrielle Studio, Inc., Karma Acquisition, Inc., Donna Karan Studio, and the Company, LVMH, Gabrielle Studio, Inc. and Karma Acquisition, Inc. have agreed to defer a portion of the Sales Royalty (as defined therein) due with respect to the third quarter of 2001 in the event the Merger has not been consummated by November 15, 2001. The Company hereby agrees to use the full amount of such deferred Sales Royalty to satisfy its November 15, 2001 payment obligations set forth in the Resignation Letter, as amended by this letter agreement.

         Effective as of the Resignation Date, you will continue as an employee of the Company until the earlier to occur of (i) November 15, 2001 and (ii) the Merger Closing Date, under the following terms and conditions:

      o DUTIES. Your duties shall be assisting, advising and providing expertise to the Board of Directors in connection with the Company's transition to a new Chief Executive Officer and the Merger. You shall be required to work not more than fifteen (15) hours per month during the term of your employment. You shall have the right to perform such duties at a location other than the Company's offices, and you shall have no obligation to maintain an office at the Company. Nothing herein shall preclude you from obtaining other full-time employment with an employer or employers other than the Company.

      o COMPENSATION AND EXPENSES. For work you perform pursuant to this letter agreement after the Resignation Date, you shall be entitled to a monthly salary at a rate of $5,000 to be paid in accordance with the Company's customary and ordinary payroll practices, subject to the withholding of all applicable federal, state and local taxes. You acknowledge that you will not be entitled to any other compensation or benefits except as provided in this letter agreement and the Resignation Letter or in accordance with the terms of any benefit plan or arrangement of the Company. The Company shall reimburse you for reasonable and necessary out-of-pocket expenses incurred in the performance of your duties, subject to the presentation of appropriate receipts and vouchers in accordance with the Company's policies for expense verification.

      o TERMINATION. In no event shall you be entitled to any severance payment of any kind in connection with the expiration or termination of your employment except as set forth in the second paragraph of the Resignation Letter.

         All of the terms and conditions set forth in the Resignation Letter shall remain in full force and effect, except to the extent otherwise expressly set forth herein. This letter agreement may be executed in any number of identical counterparts, any of which may contain the signatures of less than all parties, and all of which together shall constitute a single agreement. The Company shall pay the reasonable attorneys' fees incurred by you in connection with the negotiation of this letter agreement.

         The terms and conditions set forth in this letter agreement are subject to consent by LVMH pursuant to the terms of the Merger Agreement and are not binding or enforceable until such terms and conditions are consented to by LVMH in writing.

                                    DONNA KARAN INTERNATIONAL INC.


                                    By: /s/ M. William Benedetto
                                       -----------------------------------------
                                       Name:  M. William Benedetto
                                       Title: Director



Consented to as of the date first above
written by:

/s/ John D. Idol
---------------------------------
John D. Idol


LVMH Moet Hennessy Louis
Vuitton Inc.


By:  /s/ Bruce G. Ingram
   ------------------------------
Title: Senior Vice President
      ---------------------------


cc:      Arnold S. Jacobs, Esq.
         Arthur F. Woodard, Esq.
         Peter J. Barack, Esq.